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                                                                   EXHIBIT 10.30


                            PARTNERS IN PERFORMANCE
                             ANNUAL INCENTIVE PLAN

                 Levi Strauss Associates Inc. and Subsidiaries



                                  CONFIDENTIAL
                                  ------------
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ABOUT THIS MATERIAL
--------------------------------------------------------------------------------

This document describes how the Annual Incentive Plan works.  It explains:

 .  Purpose of the Plan;

 .  Who administers the Plan;

 .  Who is eligible to receive incentives;

 .  How incentive targets are set;

 .  How funds for incentives are generated;

 .  How the amount of a Participant's incentive is determined;

 .  When incentives are paid; and

 .  What happens in the event of termination of employment.

For more specific information on how the Plan works, refer to the Partners in Performance Compensation Guidelines. This material also refers to other compensation and human resources programs. While it may be used as a stand alone reference document, a broader understanding of all the Company compensation programs and the Performance Management Process will provide important perspective.
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CONTENTS
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                                                                       Page
                                                                       ----

Annual Incentive Plan                                                    1


Appendix One:  Glossary of Terms                                         9

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ANNUAL INCENTIVE PLAN
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The Annual Incentive Plan rewards individual and team contributions to the
Company's objectives during the year. The amount of incentive earned depends on the financial performance of the Company and the performance of each individual Participant.

PURPOSE OF PLAN
---------------

 .  Serve as a single plan covering salaried employees worldwide.

 .  Align employee and shareholder interests.

 . Provide a financial incentive for meeting annual corporate and individual objectives.

 .  Encourage and reward team performance.

 . Provide managers the ability to recognize and reward key contributors and reinforce the Performance Management Process.

 . Tie the incentive opportunity to external competitive practices, and internally to the Company's total compensation objectives.


EFFECTIVE DATE
--------------

 .  The Plan starts on the first day of the 1995 fiscal year.


PLAN ADMINISTRATION
-------------------

 . The Plan is administered under the direction of the Personnel Committee of the Board of Directors (the Committee). The Committee's determinations and interpretations shall be binding on all Participants. Responsibilities include approving:

   -- Design and interpretation of the Plan;

   -- Incentive participation rates;

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   -- Financial performance measures;

   -- Incentive pool funding sources and weights;

   -- Company financial objectives;

   -- Final incentive pool; and

   -- Other terms and conditions that may be recommended by the Chief Executive Officer or Chief Operating Officer.

 . During any period of time in which the Company and its officers and directors are subject to the requirements imposed by Section 16 of the Securities Exchnage Act of 1934 (the "Act") and the Plan is considered a plan subject to Rule 16b-3 under the Act, the Committee shall be composed of "disinterested persons" as defined in Rule 16b-3. The Committee may delegate administrative responsibilities to Company employees and may delegate to Company management the authority to approve amendments to the Plan. It may not do so if it would result in the Plan not being administered by "disinterested persons" at a time when it is required to be so administered.


ELIGIBILITY
-----------

 . All salaried employees worldwide who meet the participation criteria are Participants in the Plan. Specific participation criteria is determined on a country-by-country basis.


ANNUAL INCENTIVE AGREEMENT
--------------------------

 . At the start of each year, an incentive agreement is created for each participant that documents the terms, conditions, and rights as determined by the Committee. Terms include such factors as the target incentive amount, timing and form of payments, termination events, and at-will employment.

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PERFORMANCE PERIOD
------------------

 . The Plan operates on a twelve month cycle which coincides with the Company's fiscal year.


TARGET AMOUNTS FOR PARTICIPANTS
-------------------------------

 . Incentive Target Amounts are set near the beginning of each fiscal year for each Participant. The annual Target Amount for each Participant is determined by multiplying the Participant's annual base salary in effect for the Plan's fiscal year by a participation rate. The Participation Rate is based on the Participant's salary grade and is expressed as a percent of annual base salary. The participation rates are:


-------------------------------------------------------------------------------------------
                                                       INCENTIVE PARTICIPATION RATE
                                                            (% OF BASE SALARY)
-------------------------------------------------------------------------------------------
   Chairman/CEO                                                     60%
   President/COO                                                    60%
   LSNA/LSI Presidents                                              55%
   GLT                                                              45%
   Grades 13/14                                                     40%
   Grade  12                                                        35%
   Grade  11/35                                                     30%
   Grade  10/33/34                                                  25%
   Grade  9/32                                                      20%
   Grade  30                                                        20%
   Chain NAM*                                                       20%
   Grades 7/8                                                       15%
   NAM*                                                             15%
   Grades 4/5/6                                                      7%
   TM, AM, AE**                                                      7%
   Grades 1/2/3                                                      5%
   Grades 20 - 26                                                    5%
-------------------------------------------------------------------------------------------

   * National Account Manager
   **Territory Manager, Account Manager, Account Executive
   Note: Sales titles and grades are reflective of the pre-CSSC organization.

 .  Target Amounts are calculated in local currency.

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 .  Incentive Participation Rates will be reviewed by Human Resources on a periodic basis and may be adjusted to keep pay opportunities competitive.

 . The Target Amount is comprised of two parts: a team component and an individual component.

   -- The team component is 80% of the Participant's annual incentive Target Amount.

   -- The individual component is 20% of the Participant's annual incentive Target Amount.


SALES EMPLOYEES
---------------

 .  The method for calculating incentive Target Amounts for Territory Managers,
   Account Managers, and Account Executives is different than the method used for other employees. The calculation for sales employees is the Participation Rate times the sales income plan, or the Participation Rate times the maximum of certain salary grade levels, whichever is less. Target incentives are limited to the maximum of salary grade 5 for Territory Managers, the maximum of salary grade 6 for Account Managers, and the maximum of a salary grade 7 for Account Executives.

   For purposes of determining the Funded Amount, actual income from the sales compensation plan (base and sales incentive) or the maximum of the appropriate grade level, whichever is less, is used.


INCENTIVE POOL FUNDING SOURCES
------------------------------

 . The source of funds for Business Unit Incentive Pools is based on the actual financial performance of one or more of the following levels:

   --  Corporate
   --  Group (LSNA or LSI)
   --  Division
   --  Affiliate

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 .  Senior management reviews the funding sources and their relative weights before the start of each fiscal year. Any changes (for example, those resulting from internal reorganizations) are approved by the Committee.


 . Following are three Business Unit examples with possible weights for each funding source:

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                              EXAMPLES OF INCENTIVE POOL FUNDING WEIGHTS
------------------------------------------------------------------------------------------
POOL FUNDING               CORPORATE               DIVISION                 AFFILIATE
  SOURCE                     STAFF
------------------------------------------------------------------------------------------
Corporate                    100%                     25%                     10%
------------------------------------------------------------------------------------------
Group                                                 25%
------------------------------------------------------------------------------------------
Division                                              50%                     30%
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Affiliate                                                                     60%
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Total                        100%                    100%                    100%
------------------------------------------------------------------------------------------


FINANCIAL PERFORMANCE MEASUREMENT
---------------------------------

 . The Committee establishes the financial measures that are used to plan the objectives and assess the performance of each funding source.

 . Performance is measured based on Management Earnings (ME) and Return on Investment (ROI).

 . The ME and ROI financial performance objectives are set by the Committee before the fiscal year begins.

 . For purposes of determining the final incentive pool, the actual performance of each funding source is expressed as a percent of financial target achieved. This percentage is known as the Performance Factor.

INCENTIVE POOLS
---------------

 . After the end of the fiscal year a Performance Factor is determined for each funding source. The Performance Factor is a percentage based on the financial performance of each funding source against its financial target. The performance factor is between 0% and 200%.

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 .  Financial performance that exceeds the minimum objectives at each funding source generates a Performance Factor starting at 1%. The Performance Factor increases to 100% when 100% of the financial performance objective is achieved.

 . Performance that exceeds 100% of objectives generates a Performance Factor from 100% up to 200% if the maximum objectives are achieved or exceeded.

 . If performance at all funding sources is below minimum objectives, the Performance Factor is 0% and therefore a final incentive pool is not generated.

 . For Business Units with more than one funding source, a weighted average of the Performance Factors at each funding source is calculated. The weighted average is based on the funding weights established at the beginning of the year.

 . After the end of the fiscal year, a Funded Amount is determined for each Participant. The Funded Amount is determined by multiplying the weighted average performance factor by the Participant's Target Amount.

 . A final incentive pool for each Business Unit is determined after the end of the fiscal year. A Business Unit's final incentive pool is the sum of the Funded Amounts for each Participant within the Business Unit.


REDISTRIBUTION OF FINAL INCENTIVE POOLS
---------------------------------------

 .  After the final incentive pools have been determined, members of the Global
   Leadership Team (GLT), North America Management Council (NAMC), or LSI Management Association (LSI MA) may redistribute funds from one pool to another. Participants are notified prior to the start of the performance period that redistribution is possible.

 . Any redistribution of funds results in a proportional change to both the team and individual components of each affected Participant's Funded Amount.


INCENTIVE POOL APPROVAL
-----------------------

 . The CEO and COO recommend for Committee approval the final incentive pool after the end of the fiscal year.

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PARTICIPANT INCENTIVE ALLOCATIONS
---------------------------------

 . Incentive allocations to Participants in the Plan are determined by the head of the Participant's work group, based on team performance and individual contributions.

 . If a Participant meets performance expectations (as determined in the Performance Management Process), he or she will receive the team component and be eligible to receive an individual incentive allocation.

 . If a Participant does not meet performance expectations (as determined in the Performance Management Process), no incentive is paid. Any money budgeted for those incentives is added back to the individual component of the Business Unit's Final Incentive Pool making it available for other Participants in the Business Unit.

   TEAM COMPONENT ALLOCATION

   -- The team component allocation is up to 80% of the Participant's incentive target amount, depending on the Business Unit's Final Incentive Pool.

   -- If the Business Unit's Final Incentive Pool is less than 100% of the target Incentive Pool, the Participant's team component is adjusted proportionately lower than 80% of the Participant's Target Amount.

   -- If the Business Unit's Final Incentive Pool is more than 100% of the Incentive Pool, the individual's team component is no more than 80% of the Participant's incentive Target Amount.

   INDIVIDUAL INCENTIVE ALLOCATION

   -- Incentive funds generated by the individual component are allocated to a Participant, by the Participant's manager, based on individual performance and performance compared to other Participants in the Business Unit using the following criteria:

       - Annual objectives (job responsibilities/business objectives, strategic objectives, Aspirations, and continuous improvement)

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       -  Contributions to special projects

       -  Personal leadership and initiative

   -- Individual incentive allocations are reviewed and approved by at least two management levels, the Participant's manager and one level above.

   -- The limit to individual incentives is the limit of the Business Unit's Final Incentive Pool.

 .  The total funds allocated to a Participant is the Final Incentive Amount.


INCENTIVES PAYMENTS
-------------------

 . Incentives payments are made as soon as practical after the February Board meeting following the close of the fiscal year. The Committee approves the fiscal year-end results which fund the Plan and the final incentive pool.


TERMINATION OF EMPLOYMENT
-------------------------

 . In the case of termination due to death, retirement, reduction in force, or long-term disability the incentive target amount is prorated for the length of time worked during the fiscal year. Any earned incentive is paid in cash as soon as practical after the February Board meeting following the close of the fiscal year.

 . In the case of termination due to voluntary resignation or involuntary discharge all rights to incentive payments from the Annual Incentive Plan are forfeited.


BENEFICIARY DESIGNATION
-----------------------

 . As part of the incentive agreement, each Participant shall name a person or persons as the Beneficiary who is to receive any distribution payable under the Plan in the event of the Participant's death. In the event that no Beneficiary has been properly designated, or if no properly designated Beneficiary survives the Participant, the Participant's estate, or other person entitled under applicable law, shall be the Participant's Beneficiary.

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PENSION CREDIT
--------------

 . Plan payments are considered for pension plan credit for Participants who participate in a Company pension plan. Eligibility and Plan rules are defined in the applicable pension plan document.

EMPLOYMENT RIGHTS
-----------------

 . Neither this document nor the existence of the Plan is intended to or does imply any promise of continued employment by LS&CO. or any subsidiary of LS&CO. Employment may be terminated with or without cause, and with or without notice, at any time, at the option of the employer or the employee. No one other than the Chief Executive Officer, President or a Senior Vice President of LS&CO. may approve an agreement with an employee that guarantees his or her employment. Such an agreement must be in writing and be signed by such an officer.

 . A Participant who has committed an act of gross misconduct while an employee may lose all of his or her interest, including any right, under the Plan and may not be entitled to receive any payment under the Plan.


UNFUNDED STATUS
---------------

 . The Plan is unfunded. A Participant's right to receive payments under the Plan is an unsecured claim against the general assets of the Company. Although the Company may establish a bookkeeping reserve to meet its obligations, any rights acquired by any Participant are no greater than the right of any unsecured general creditor of the Company. References to "Funded Amounts", "Incentive Pools", and the like do not refer to or represent actual, segregated assets of the Company.


AMENDMENT, MODIFICATION, OR TERMINATION OF PLAN
-----------------------------------------------

 . The Committee or its designee(s) may modify, amend, or terminate the Plan and establish rules and procedures for its administration, at its discretion and without notice.

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ADOPTION
--------

To record the adoption of the Annual Incentive Plan, the Company has caused its duly authorized officer to execute this document.


                         Levi Strauss Associates, Inc.

                         By   ____________________________________________

                         Date ____________________________________________

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APPENDIX ONE:  GLOSSARY OF TERMS
-------------------------------------------------------------------------------

 .  Allocation is the process of distributing funds from the final AIP pool to
   ----------
   Participants.

 .  Business Unit is an organizational unit (Corporate/Global, LSNA, LSI etc.) to
   -------------
   which Participants belong and is the basis for AIP funding.

 .  Company is Levi Strauss Associates Inc. (LSAI) and its subsidiaries.
   -------

 .  Final Incentive Amount is the approved payout, including both team and
   ----------------------
   individual components, to a Participant.

 .  Financial Performance Measures are the business objectives set for each
   ------------------------------
   Funding Source for the purpose of determining the final Incentive Pool.   The
   Committee identifies which measures are to be used and establishes the specific objectives to be used each year.

 .  Funded Amount is an amount generated to pay incentives based on the
   -------------
   Participant's Target Amount and a forecast of business performance. The Funded Amount is calculated by multiplying a Participant's Target Amount by the Performance Factor.

 .  Funding Source:  the organizational unit(s) used to set and measure financial
   ---------------
   objectives for purposes of determining the size of the final AIP allocation pools (e.g. Corporate, LSNA/LSI, Division, Affiliate).

 .  Incentive Pool :  the sum of the Funded Amounts for each Participant within
   ----------------
   the Work Group, determined after the close of the fiscal year,.

 .  Involuntary Discharge is an involuntary termination of employment due to
   ---------------------
   violation of policy, misconduct, unsatisfactory job performance or any other reason deemed by the Company to warrant a discharge.

 .  Long-Term Disability is an authorized leave of absence for an extended period
   --------------------
   of time following a short-term disability of five consecutive months due to personal illness, injury or disability.

 .  Participant is an employee who meets the participation criteria of the Plan.
   -----------
   Participation criteria is determined on a country-by-country basis.

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 .  Participation Rate is the percentage used to determine a Participant's
   ------------------
   incentive Target Amount. A Participation Rate is set for each salary grade level.

 .  Performance Factor is the percentage used to describe the degree to which
   ------------------
   actual financial performance has met, exceeded, or fallen short of objectives. The Performance Factor is used to determine the final AIP pool.

 .  Performance Management Process is the program in which performance objectives
   ------------------------------
   are set and measured for individual employees.

 .  Reduction in Force or layoff is an involuntary termination of employment
   ------------------
   which in the opinion of the Committee, results from the lack of appropriate work for the Participant and is not for the reasons of unacceptable performance or misconduct.

 .  Retirement is a voluntary termination of employment by an employee who meets
   ----------
   the age and service requirement as defined and determined under the pension plan applicable to the Participant.

 .  Target Amount is set near the beginning of the fiscal year.  It is calculated
   -------------
   by multiplying the annual base salary by the Participation Rate.

 .  Team Component :  The portion of the AIP funded amount which is automatically
   ----------------
   allocated if the employee receives a YES decision.

 .  Term Employee is an employee hired on a full-time or part-time basis for a
   -------------
   specific period of time only. Both the starting and ending dates of employment are defined at the time of hire.